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                                                                               1


                                                                   EXHIBIT 10.14
                              INVESTMENT CONTRACT

        Agreement concerning the Establishment of a Silent Partnership between

         SEQUENOM Instruments GmbH, Mendelssohnstr. 15d, 22761 Hamburg

            - hereinafter referred to as Technology Company (TC) -

                                      and

                   Technologie-Beteiligungs-Gesellschaft mbH

             of Deutsche Ausgleichsbank, Wielandstr. 4, 53170 Bonn

              - hereinafter referred to as Silent Partner (tbg) -


                                     (S) 1

                    Objectives of the Partnership, Partners

1. Within the programme "Shareholders' equity for small technology companies" carried out with the Federal German Ministry of Education, Science, Research and Technology (BMBF) and Deutsche Ausgleichsbank, tbg supports commercial technology companies, provided they are not older than 10 years and comply with the EU definition of small and medium enterprises (SME) in the new Federal States and Berlin (East) or are small enterprises in the other Federal States, i.e.

     -  have no more 50 (50) employees, and
     -  have either
        -  an annual turnover more than 40 million DM (10 million DM), or
        -  total assets of not more than 20 million DM (4 million) DM, and
     - in which not more than 25% of the share capital is owned by one or several companies not meeting one of several of these criteria (exception: public investment corporations, venture capital companies and institutional investors insofar as they have no control in the enterprise).

     All three conditions must be met simultaneously, i.e. an enterprise qualifies as SME only if it is independent specified, does not have more than the defined number of employees, and does need at least one of the ceiling values for annual turnover and/or total assets.
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                                                                               2

     tbg participates in the financing of innovations in accordance with the investment principles of tbg which are a constituent part of this Agreement and to which the TC has agreed, namely:

     - for applied research and development up to a logical instant prior to the start-up of commercial production in accordance with the EU definition, with the following delimitations:

     Applied research comprises research and experimental work with the objective of obtaining new insights to facilitate the achievement of specific, practical goals such as creation of new products, production processes or services. As a rule, it will terminate with the creation of a first prototype. Development comprises work based on the applied research with the aim of introducing innovative, or substantially improved products, production processes or services up to, but not including, industrial application and commercial use. This stage normally includes pilot and demonstration projects as well as required additional development work, ultimately resulting in a package of information permitting the start-up of production.

     - for investments for introduction into the market.

2.   a)   According to the Articles of Incorporation in their valid version dated Nov. 10, 1994, the TC, which is registered under No. B 57315 in the Company Roll of the District Court of Hamburg, operates a commercial enterprise with the aim of:

          Development, production and marketing of devices for the sequencing of DNA, sale of sequencing information, and development of medical diagnostics and therapeutics.

     b) In accordance with these Articles of Incorporation, the TC is engaged in the Development of a technology for the diagnosis of genetic defects.

3. tbg participates in the TC in the legal form of a silent partnership with the intention of promoting the objectives described under Section 2(b) above.

                                     (S) 2

                               Capital Injection

1.   For the exclusive use of promoting the innovative project described under
     (S) 1 Section 2(b), and based upon the information provided by the TC in the Application for Investment dated 30 June 1995, tbg makes an injection of DM 3,000,000.-, provided that the TC substantiates the following agreed investment conditions:

     Investment of DM 3,000,000.-- by SEQUENOM, Inc., Boston, c/o TVM Techno Venture Management L.P., 101 Arch Street, Boston MA 02110, USA (referred to as Associated Company - "AC" in the following), and the AC has signed a Cooperation Agreement with tbg.
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                                                                               3

     The AC will consult TVM Techno Venture Management Gesellschaft mbH & Co KG, Leopoldstr. 28 A, 80802 Munich concerning the management of the investment in the TC.

2. The injection by tbg shall be used for the co-financing of the project related planning as specified in the annex. The annex constitutes an integral part of this Investment Agreement.

     In the event that the project costs are reduced vis-a-vis those above stated, or if additional public funding is acquired retroactively, tbg is entitled to reduce its injection respectively in the proportion by which the investment volume is reduced. The amount by which the injection is reduced shall be returned to tbg at once.

3. The TC is entitled to draw down the capital after the company becomes operational (cf. (S)4, Section 1), provided that its immediate designated utilization and a proportional use of funds together with the other means of financing foreseen in Section 2, and overall financing of the investment project are guaranteed. The withdrawal must have appended a confirmation by the AC that the withdrawal prerequisites have been met.

4. This Agreement shall expire in the event that the capital is not drawn down, at least in part, latest by June 30, 1996.

5. tbg is entitled to withhold a processing fee in the amount of 1% of the total injection specified in this Agreement. Such fee will be withheld from the first partial withdrawal.

6. The TC shall establish a separate deposit account for the injection by tbg. Withdrawals from this account by tbg are precluded.

                                     (S) 4

                             Proof of Utilisation

The TC shall confirm the designated use of the capital on the form also appended to this Agreement, within 3 months after termination of the project period as stipulated in this Agreement, unless such period is extended by tbg. The confirmation of use shall be submitted to tbg via the AC. The TC shall document the designated use upon request by the AC and tbg.

                                     (S) 4

                   Beginning and Lifetime of the Partnership

1. The Silent Partnership shall commence as soon as both parties have signed this Agreement.

2.   The Silent Partnership shall terminate on December 31, 2005.

3.   Repayment of tbg's capital and of any outstanding profit shares shall become due upon termination of the Partnership.
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                                                                               4

4. In the event that the funds granted by the AC are repaid before December 31, 2005, repayment of the tbg deposit shall be due at the same time and in the same proportion.

                                     (S) 5

                                  Management

1. tbg shall have no control in the management of the TC insofar as not stipulated otherwise in the following.

2.   The TC shall obtain the approval of tbg in respect of:

     (a) any amendment to the Articles of Incorporation, in particular any modification of the purpose of the company, acceptance of new shareholders, or agreement of new investments;

     (b)  the appointment and dismissal of executive managers of the TC;

     (c) the conclusion, amendment and termination of contracts governing the granting or acquisition of licences, patents, prototypes, samples, trademarks or know-how insofar as they relate to the innovation project promoted by tbg;

     (d)  the conclusion, amendment and termination of major sales contracts;

     (e)  the partial or entire relocation, leasing or sale of the operation;

     (f) the conclusion and termination of control and profit pooling contracts.

3. Approval in accordance with (S) 5, Section 2, shall be obtained directly from tbg. Insofar as tbg fails to give written notice of its refusal of approval within a period of 14 days after receipt of the notification advising it of the measure requiring approval, such approval shall be deemed as given.

                                     (S) 6

                             Reporting and Control

1. The TC shall report to tbg semi-annually, by March 31 and September 30, respectively, the financial situation of the TC and the status of the innovation project described in (S) 1, Section 2b, until such time when tbg waives such reports, because the AC exercises control of TC also on behalf of tbg. In addition, the TC shall file with tbg brief monthly status reports in the form appended hereto.

2.   Regardless whether the AC exercises control in the TC also on behalf of tbg, the TC shall notify tbg directly and immediately of all measures exceeding the scope of the normal business transactions. In addition to the measures defined in (S) 5, Section 2, measures exceeding the scope normal business transactions include specifically:
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                                                                               5

     (a)  Partial or complete stoppage of operations;

     (b) Abandonment or substantial modifications of the innovation project described in (S) 1, Section 2;

     (c) The entering into commitments, also for investments, in excess of DM 150,000.- or, insofar as such commitments arise from lease, rental, or leasehold contracts, in excess of DM 50,000.-- per month, and are not stated in the present business plan.

3. Furthermore, tbg is entitled to exercise its rights of control in accordance with (S) 716 of the German Civil Code. This shall apply also after termination of the Partnership to the extent required for the verification of the to be distributed.

     tbg is further entitled to review all the documentation of the TC pertaining to the innovation project described in (S) 1, Section 2. To exercise its rights of control, tbg is entitled to avail itself of the services of third parties.

4. The TC concedes to BMBF and its designated representative the rights to presentation, information and inspection to the same extent as conceded to tbg. The TC entitles tbg to forward for scientific evaluation of the programme described in (S) 1, Section 1, of this Agreement all data concerning its enterprise and the promoted innovation project to BMBF or an institute designated by BMBF. It agrees further, to disclose directly also to BMBF and an institute designated by BMBF all information required for the scientific evaluation of the programme, if necessary also after termination of the Silent Partnership. The BMBF is entitled to forward the disclosed data to the EU Commission to enable the Commission to exercise the right of supervision and control. In the event of the processing and/or publication of data concerning the programme it shall be ensured that the TC incurs no damages.

5. In accordance with (S) 91 of the Federal Budget Law the Federal Auditor General's Department has a right to inspection. For the purposes of inspection the TC will furnish the Federal Auditor General's Department and tbg with all documents deemed necessary by the Federal Auditor General's Department and disclose respective information.

                                     (S) 7

                                Advisory Board

tbg may at any time request the establishment of an advisory board.
tbg shall participate in this board to an extent commensurate with the amount of its capital.

The advisory board shall advise the TC concerning commercial and technical issues, in particular with regard to the project described in (S) 1, Section 2b. The board shall be entitled to the same rights to information and control as are granted to tbg under this Agreement.
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                                                                               6

                                     (S) 8

                        Financial Year, Annual Accounts

1. The financial year of the Silent Partnership concurs with the financial year of the TC. The financial year of the TC shall end on 31 December of each year.

2. The TC shall prepare its annual financial statements (balance sheet, profit and loss account, notes) in accordance with (S)(S) 238-289 of the Code of Commercial Law within six months after the end of the financial year and shall submit one signed original specimen to tbg together with the confirmation of a certified public accountant or auditor.

3. If admissible under the Code of Commercial Law, the annual financial statements shall comply with the regulations for profit calculation in accordance with the income tax law.

                                     (S) 9

                            Profit and Loss Sharing

1. tbg shall receive on its capital, irrespective of the TC's annual earnings, a minimum return of 6% p.a. This shall be payable retroactively every six months, on March 31 and September 30 of each year, the initial payment falling due on 30 June 1997.

2. In the event that the TC's annual profits from the date of draw down of the capital exceed DM 100,000.--, but for the first time in financial year 1997, tbg shall receive 9% p.a. of such profits, but not more than 6% of the actual capital injected.

     For such time as tbg holds more than one share in the TC, however, it shall receive in addition to the respective minimum-compensation only 9% in total for all shares, but not more than a maximum of 7% of the total actual deposits.

     This share in profits is payable within two weeks after approval of the financial statements by the shareholder ((S)8, Section 2).

3. The calculations as per Section 2 shall be based on annual profits as per the financial statements prepared in accordance with (S) 8, Section 2, prior to the consideration of the profit share of tbg according to the preceding Section 2.

     a)   The following shall be added to the annual profits:

          -  Taxes paid on profits insofar as they reduce annual profits shown;
          - If the TC is a partnership, interest debited to the shareholders of the TC not taken into account in arriving at the taxable profits of the Partnership;
          - Extraordinary expenditure insofar as it relates to business transacted prior to the beginning of the Silent Partnership;
          - Losses caused by the sale or destruction of property, plant and equipment insofar as the latter had already existed at the time of the beginning of the Partnership.
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                                                                               7

     b)   The following shall be deducted from the annual profits:

          - Funds from the release of tax-free reserves set up prior to the beginning of the Silent Partnership;

          - Compensation for services or interest credited to the TC's shareholders, insofar as the TC is a partnership, without having reduced the taxable profits of the Partnership;

          - Extraordinary revenues insofar as they relate to business transacted prior to the beginning of the Silent Partnership;

          - Revenues from the sale of property, plant and equipment insofar as such goods had already existed at the time of the beginning of the Partnership.

     c) In the year in which the deposit is drawn down, the annual profit for the calculation of the profit sharing in accordance with Section 2 shall be deemed to have occurred evenly throughout the year.

4. tbg shall be entitled to demand at the end of the lifetime of the investment a one-off payment of 30% of the investment, plus an additional 6% of the amount of the investment for each year after the end of the fifth full year of the investment. The annual profit shares in accordance with
     (S) 9, Section 2, are deducted from the final remuneration due.

     tbg shall exercise this right only in the event that it deems such remuneration justified in view of the overall financial situation of the TC, especially in view of its profits achieved in the last three years prior to the termination of the investment and the hidden reserves accumulated during the lifetime of the investment.

5.   tbg shall not share in any losses of the TC.

                                    (S) 10

                                     Taxes

The TC shall be responsible for the payment of the legally prescribed withholding tax, plus the Solidarity levy, in respect of the remuneration for the capital provided, and shall withhold from the respective payments to tbg the withholding tax and the Solidarity levy and shall remit this directly to the relevant tax office. Following such remittance, the TC shall furnish tbg with the respective certificates in accordance with (S) 45a, para. 2 of the Income Tax Law, using the blank forms provided by tbg.

                                    (S) 11

                     Dissolution of the Silent Partnership

1. The Silent Partnership shall be dissolved in the event that the TC is liquidated. In this case the capital provided shall be repaid.
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                                                                               8

2.   (S) 9, Section 4 is also applicable in this event.

                                    (S) 12

                                    Notice

1. The TC is entitled to redeem the shares of tbg entirely or in part at 3 months' notice as per June 30 or December 31 of each year. Where such redemption is effected before the end of the fifth full year of the investment, the capital of tbg shall be paid back with a premium of 30%. From the beginning of the sixth year of the investment, (S) 9, Section 4 shall apply. tbg may waive payment of the premium if the notice of redemption is given for the reason that the promoted innovation project is abandoned.

2. Furthermore, the Silent Partnership may be dissolved with immediate effect by either of the Partners with written notice if there is "important reason"/1/. In the event that the deposit is not paid in either fully or in part, tbg shall be released from its commitment to deposit with effect from the date of such notice.

     tbg has the right to give notice for important reasons, in particular in the event that

     a)   the TC made false representations in the Investment Application;

     b) it becomes evident that the prerequisites upon which the investment was undertaken did not exist, or that the prerequisites for continuing the investment are no longer fulfilled, in particular if the innovation project described in (S) 1, Section 2b, proves non-feasible or is abandoned by the TC or is substantially modified. In the event that the innovation project described in (S) 1, Section 2, proves to be non-feasible in technical or financial terms, tbg may wholly or in part waive repayment of the investment if by such waiver the TC can continue its operations;

     c) the TC fails, despite written reminder, to submit the confirmation of use in accordance with (S) 3 within three months after such confirmation is due;

     d) any bill of exchange accepted by the TC is disputed, the TC stops payments, or it instigates bankruptcy proceedings, or settlement proceedings are opened in court, or insolvency is declared in any other form;

     e) the senior specialist or specialists possessing the know-know at the TC at the time of the conclusion of the Investment Agreement is/are no longer full-time members of the management of the TC;

     f) one of the measures defined in (S) 5, Section 2 is implemented without the prior consent of tbg, and such measure jeopardizes the existence of the company or the implementation of the promoted innovation project.

_______________________
/1/ This is a special term in the German Civil Code.
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                                                                               9

                                    (S) 13

                                 Payments Due

All payments due shall incur interest at the rate of 4% p.a. from the effective date of default until the time of receipt by tbg.

                                    (S) 14

                              General Provisions

1. Amendments or supplements to this Agreement must be in writing. Any supplementary verbal agreements relating to this Agreement shall be invalid.

2. In the event that one provision of this Agreement becomes invalid, this shall not affect the validity of any other provision. The TC and tbg undertake to replace invalid provisions by legally valid clauses that reflect to the greatest possible extent the sense and purpose of the invalid provisions.

3. Bonn shall be the legal venue for all disputes that may arise from this Agreement or its execution.

Bonn, December 14, 1995                           Hamburg, (undated)

Technologie-Beteiligungs-                         SEQUENOM
Gesellschaft mbH der                                    Instruments GmbH
Deutschen Ausgleichsbank

(signed)        (signed)                          (signed: Helmut Schuhsler)

(Signature illegible)
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                                                                              10

tbg                                                     Fax No. +49/228/831 2439

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TC: SEQUENOM Instruments GmbH
    Mendelssohnstr. 15d

    22761 Hamburg

tbg 01023


               Brief Status Report for the Month/2/ of................  199.....

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                                        CURRENT STATUS in '000 DM
--------------------------------------------------------------------------------
Sales revenues
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Material expense
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Personnel costs
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Preliminary result
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--------------------------------------------------------------------------------
Orders on the books
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Customer credit facility
whereof utilized
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Matters of particular interest in past month:

Future developments anticipated by Management:

--------------------------------------------------------------------------------
 . Much better     . better      . the same      . less positive     . much worse
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Place, Date:




                              ________________________________________________
                              (Signature Managing Director and Company Seal)

______________________
/2/ To be submitted by the end of the subsequent month.
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                                                                              11

             ----------------------------------------------------
                             INVESTMENT PRINCIPLES

                                    of

               Technologie-Beteiligungs-Gesellschaft m.b.H.
                        of Deutsche Ausgleichsbank
             ----------------------------------------------------

1.   tbg as Shareholder

     Technologie-Beteiligungs-Gesellschaft m.b.H. (tbg) is a subsidiary of Deutsche Ausgleichs- bank. Within the promotion programme "Investment capital for small technology enterprises" supported by the Federal Ministry of Education, Science, Research and Technology tbg enters into silent partnerships in technology companies (TC) for the financing of innovative projects, as a rule without exercising any control in the management of the TC.

     The main prerequisite for the involvement is the participation of another investor (lead investor) in the TC with a share totalling at least that acquired by tbg and management of the tbg investment by the lead investor in accordance with a respective cooperation agreement.

2.   Purpose of the Investment

     The participation has the objective of financing innovative projects (cf.
     item 3.1), specifically

     - for applied research and development up to a logical instant before the start-up of commercial production

     -  for investments in market penetration.

3.   Investment Conditions

3.1  Innovation Projects

     - The innovation project is to promote the use of innovative technologies so far not used in the enterprise.
     - The development shares relating to the innovative core, are provided by the enterprise itself. In the event that external services are required for the development phase, relevant specifications have to be elaborated by the enterprise.
     - The main features of the new product (process/service) differ in its functions from the existing products (processes / services) of the enterprise.
     - The new product (process/service) will create competitive advantages (functions, quality, price) and market potential in the relevant market (regional, national, European, world) for the enterprise.

3.2  Eligible Enterprises

     Enterprises eligible for tbg participation are commercial companies, provided they meet the following requirements:

     Small enterprises
     - Place of operation in the Federal Republic of Germany, and
     - Not more than 50 employees, and
     - Either maximum annual turnover of 10 million DM, or a balance sheet total of 4 million DM max.

     Medium enterprises
     -  Place of operation in the new federal states and Berlin (East), and
     -  Not more than 250 employees, and
     - Either maximum annual turnover of 40 million DM, or a balance sheet max. total of 20 million DM.

     Economic independence
     A maximum of 25 % of the equity total of the enterprise may be held by other companies which do not meet the criteria of small and medium enterprises.
     (Exception:  Public investment corporations, venture capital companies, and
                  - provided no control is exercised - institutional investors.)

     Age
     10 years max.

     Technical and commercial know-how

     The TC must have the technical know-how necessary for implementing development and production and demonstrate the required business know-how.

     Commercial know-how may also be acquired by involving third parties - e.g. the lead investor - if the TC has not achieved any substantial turnover until the date of application.

3.3  Cooperating Investor (Lead Investor)

     Lead investors cooperating with tbg may be investment companies as well as natural persons and/or legal entities which provide equity for enterprises.

     The lead investor has to acquire shares in the TC equalling at least the amount invested by tbg. He shall advise and assist the TC in all commercial and financial matters and, if necessary, also be in a position to provide management and marketing assistance. On principle, he should be prepared and able to provide additional financing.

     Prior to the acquisition of an investment, the lead investor shall check and document, also on behalf of tbg, the general eligibility of the TC. During the lifetime of the investment the lead investor shall supervise the management of the TC, monitor the development of the innovation project and advise tbg of the TC's financial situation and the innovation project. Furthermore, he shall be involved in the preparation of the confirmation of use (cf. 3.4). Details are stipulator in the cooperation agreement between the lead investor and tbg.

3.4  Overall Financing

     Total financing for the innovation project must be secured. The investment funds may be used only for the financing of the innovation project(s) for which such investment was granted. The lead investor is to be advised immediately of changes in the innovation project or its funding.

     In the event of a retroactive cost reduction for the innovation project, or in the event that further public funds are acquired retroactively for the financing of such project so that total funding exceeds 100%, the investment may be recalled. The TC undertakes to document the appropriate use of the funds upon completion of the innovation project. Such documentation shall be submitted to tbg via the lead investor and with his statement of confirmation.

3.5  Non-Cumulation

     The simultaneous investment by tbg and KfW in an innovation project in the scope of this programme is not permitted.

     If the lead investor utilises public funds for his investment, such investment shall be subject to the regulations of financial assistance of the European Commission.

4.   Conditions of Participation

4.1  Form of Participation

     tbg undertakes investments as silent partner in TC. No securities are required.

4.2  Maximum Investment

     The investment by tbg serves the subsidiary financing of innovation projects. It is limited to DM 3,000,000 per TC. This maximum amount may be used to promote several innovation projects.

4.3  Disbursement

     The investment is generally disbursed in accordance with the progress achieved in the innovation project.

4.4  Lifetime

     The lifetime of an investment by tbg is up to 10 full calendar years and is, on principle, coupled to the lifetime of the participation by the lead investor.

4.5  Notice of Termination

     tbg is entitled to recall investments on important grounds.

     The TC may be entitled to recall its investment prematurely with a term of notice of 3 months per June 30 and December 31 of each year. In the event of such notice prior to the completion of the 5th year of investment, the investment by tbg shall be repayable with a premium of currently 25%, if notice is given for reasons other than the termination of the promoted innovation project.

4.6  Handling Charge

     Upon disbursement of its investment, tbg shall receive once only from the TC a handling fee in the amount of currently 1% of the amount invested.

4.7  Remuneration

     As a rule, tbg demands in compensation for its investment an amount of currently 6% p.a. irrespective of the annual results of the TC, and remuneration based on the profits of the TC in accordance with the financial situation of the TC. At the end of the investment, tbg may demand a once-only remuneration to compensate for the reserves generated by the TC during the lifetime of the investment. Respective details are stipulated in the Agreement between tbg and the TC.

4.8  Acceptance of Risk

     The lead investor may be entitled in the cooperation agreement to demand from tbg the partial payment of losses incurred from his investment in the TC up to five years from the beginning of the participation by tbg in the TC.

     In this case tbg will pay the lead investor an amount of up to 50% of the total investment of tbg - up to 70% in the new Federal states and Berlin
     (East)-. tbg may then demand the transfer either in part or wholly of the investment of the lead investor to itself or to a third party. The participation in risk is based upon the condition that

     - the TC is declared bankrupt, or is subject to execution, or proceedings have been denied because of deficiency of estate,
     -  an affidavit is filed on behalf of the TC, or
     -  persisting insolvency of the TC is otherwise substantiated,
     - demands for payment on the part of the lead investor based on his investments in the TC have partially been neglected due to court proceedings or waiver.

     The remaining risk on the part of the lead investor shall be borne solely by the lead investor.